EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43859) of Core Laboratories N.V. of our report dated June 25, 2002 relating to the financial statements of Core Laboratories Profit Sharing and Retirement Plan, which appears in this form 11-K.



/s/ PricewaterhouseCoopers LLP


Houston, Texas
June 28, 2002